Exhibit 2.36

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE dated as of the 18th day of October, 2010.

BETWEEN:

LORUS THERAPEUTICS INC., a corporation incorporated under the laws of Canada (hereinafter referred to as the “Company”)

OF THE FIRST PART,

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada and authorized to carry on business in all provinces of Canada (hereinafter referred to as the “Warrant Agent”)

OF THE SECOND PART.

WITNESSES THAT:

WHEREAS by a warrant indenture (hereinafter called the “Warrant Indenture”) made as of the 4th day of October, 2010 between the Company and the Warrant Agent, provision was made for the issue by the Company of the Warrants (as defined in the Warrant Indenture);

AND WHEREAS the Company wishes to amend the Warrant Indenture to provide for the Warrants to be held in the Book-Based System (as defined below);

AND WHEREAS this supplemental indenture is being entered into by the parties hereto pursuant to section 7.1(g) of the Warrant Indenture;

AND WHEREAS all necessary proceedings of the directors of the Company have been duly passed and all other necessary proceedings have been taken to execute this supplemental indenture and to make the execution hereof legal, valid and binding and in accordance with all laws respectively relating to the Company and with all other laws and regulations in respect thereof;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Warrant Agent;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION AND RELATED MATTERS

1.01                 Interpretation of Supplemental Indenture

In this supplemental indenture “this supplemental indenture”, “hereof”, “herein”, “hereby”, “hereunder”, and similar expressions refer to this supplemental indenture and not to any particular Article, Section or other portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof.

1.02                 Definitions

All terms contained in this supplemental indenture, including, without limitation, the recitals hereto, which are defined in the Warrant Indenture shall, for all purposes hereof, have the meanings given to such terms in the Warrant Indenture, as amended hereby, unless the context otherwise specifies or requires.

1.03                 Headings. Etc.

The headings of all Articles and Sections hereof are inserted for convenience of reference only and shall not affect the construction or interpretation of this supplemental indenture.

ARTICLE 2
INDENTURE SUPPLEMENTAL TO WARRANT INDENTURE

2.01                 Incorporation with Warrant Indenture

This supplemental indenture is a supplemental indenture within the meaning of the Warrant Indenture, and the Warrant Indenture shall henceforth be read in conjunction with this supplemental indenture and shall together have effect so far as practicable as if all the provisions of the Warrant Indenture and this supplemental indenture were contained in the one instrument.

2.02                 Supplemental of Warrant Indenture

The Warrant Indenture is hereby supplemented and amended by the addition of the provisions hereof.

ARTICLE 3
SUPPLEMENTS TO WARRANT INDENTURE

3.01                 Supplements

The Warrant Indenture is hereby supplemented and amended by:

(a)	adding the following definitions to Section 1.1 of the Warrant Indenture:

“Book-Based System” means the book-entry registration system maintained by the Depository;

“CDS” means CDS Clearing and Depository Services Inc. or its successor;

“CDS Participant” means a person recognized by the Depository as a participant in the securities registration and transfer system administered by the Depository or an institution that participates, directly or indirectly, in the Depository’s Book-Based System with respect to the Warrants;

“Certificates” means, collectively, any Global Warrant Certificates and any Warrant Certificates;

“Depository” means CDS, or any other depository offering a securities registration and transfer system similar to that administered by CDS which the Company, with the consent of the Warrant Agent, acting reasonably, may designate;

“Global Warrant Certificate” means a Warrant Certificate that is registered in the name of the Depository, or its nominee, for the purpose of being held by or on behalf of the Depository as custodian for Participants;

“NCI Letter of Instruction” means the Non-Certificated Inventory system letter of instruction provided by CDS to the Warrant Agent in connection with the exercise of the Warrants;

“Participant” means a person recognized by the Depository as a participant in the securities registration and transfer system administered by the Depository, and includes a CDS Participant, as applicable;

(b)	replacing Section 2.2 of the Warrant Indenture with the following:

2.2.1           Warrant Certificates shall be substantially in the form set out in Schedule “A” hereto with such additions, variations or omissions as may be permitted by the provisions of this Indenture or may from time to time be agreed upon between the Company and the Warrant Agent and shall be numbered in the manner as the Company, with the approval of the Warrant Agent, may prescribe.  All Warrants are, save as to denominations, of like tenor and effect.  The Warrant Certificates may be engraved, printed, lithographed, or partly in one form and partly in another, as the Company may determine.  No change in the form of the Warrant Certificates is required by reason of any adjustment made pursuant to this Indenture in: (i) the number of Warrant Shares which may be acquired pursuant to the exercise of the Warrants; (ii) the Exercise Price; or (iii) the Warrant Expiry Date.  No Warrant Certificates representing fractional Warrants will be issued under this Indenture, and save and except as otherwise provided for herein, any fractional Warrants will be rounded down to the nearest whole Warrant.

2.2.2           Except in respect of Warrants issued to registered holders of Shares under the Rights Offering or as described below, registration of interests in, and transfers of, Warrants shall be made through the Book- Based System operated by the Depository.  Such Warrants will be evidenced by Global Warrant Certificate(s) for an amount representing the aggregate number of such Warrants outstanding from time to time.

2.2.3           Subject to Section 2.2.2 above, on completion of the Rights Offering, a Global Warrant Certificate evidencing the aggregate number of Warrants issued pursuant to the Rights Offering shall be delivered to the Depository.

2.2.4           The rights of beneficial owners of Warrants represented by the Book-Based System shall be limited to those established by applicable law and the agreements between the Depository and the CDS Participants and the agreements between the CDS Participants and the beneficial owners.  Any rights of such beneficial owners shall be exercised solely through a CDS Participant in accordance with Article 3 and the rules and procedures established by the Depository from time to time.

2.2.5           Notwithstanding anything herein to the contrary, neither the Company nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for:

(a)
the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Warrants or the Book-Based System, or payments made on account of any interest of any person in Warrants represented by an electronic position in the Book-Based System (other than in respect of the Depository or its nominee);

(b)	maintaining, supervising or reviewing any records of the Depository or any CDS Participant relating to any interest referred to in Section 2.2.5(a); or

(c)
any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any CDS Participant.

2.2.6           The Company may, in its sole discretion, terminate the application of Sections 2.2.2 to 2.2.5 following which the Warrants shall be evidenced by one or more Warrant Certificates.

2.2.7           It is understood and agreed by the parties hereto that in every instance where a Warrantholder whose Warrants are held in an electronic position through a depository wishes to exercise all or a portion of his warrants, such Warrants being exercised shall be certificated prior to the submission of such Warrants for exercise.

(c)	replacing Sections 3.1 of the Warrant Indenture with the following:

3.1.1           A Warrantholder may, at any time before the Warrant Expiry Time, exercise all or any number of the Warrants which remain outstanding and are then held by the Warrantholder.

3.1.2           Subject to Section 3.1.4 and upon compliance with the provisions of this Article, the holder of any Warrant Certificate may exercise the right of purchase therein provided for by surrendering the Warrant Certificate, or, in the case of an exercise by the Depository, the NCI Letter of Instruction or such other form as the Depository may require from time to time evidencing such Warrants, to the Warrant Agent at its principal transfer office in the City of Toronto, Ontario, or at such additional place or places as may be designated by the Company from time to time with the approval of the Warrant Agent during normal business hours on a business day at that place before the Warrant Expiry Time, together with the Warrant Exercise Form duly completed and executed by the holder for the number of Shares which the holder desires to purchase and payment of the aggregate Exercise Price applicable at the time of the surrender calculated in accordance with the provisions of this Indenture.  The aggregate Exercise Price for Shares subscribed for under the Warrants shall be paid by certified cheque, bank draft or money order payable to or to the order of the Company at par at the city where the Warrant Certificate is surrendered.

3.1.3           Surrender of a Warrant Certificate or, in the case of an exercise by the Depository, the NCI Letter of Instruction or such other form as the Depository may require from time to time, with the Warrant Exercise Form duly completed and payment of the aggregate Exercise Price will be deemed to have been effected, and Warrants shall be deemed to have been exercised, only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at one of the offices specified in this section.  The exercise form attached to the Warrant Certificates shall not be deemed to be duly completed if the name and mailing address of the holder do not appear legibly on such exercise form and such exercise form is not signed by the holder, his executors, administrators, other legal representatives or such holder’s attorney duly appointed.

3.1.4           Subject to 3.1.7, a beneficial owner who desires to exercise his or her Warrants must do so by causing a Participant to withdraw the Warrants from the Depository (at its office in the City of Toronto). Upon receipt of instructions of the Depository, the Warrant Agent shall issue a Warrant Certificate in the name of such beneficial owner or such beneficial owner’s CDS Participant, as applicable. A beneficial owner who desires to exercise Warrants should ensure that the Participant is provided with the Exercise Form or duly completed power of attorney (if the Warrant Certificate is issued in the name of the beneficial owner) and payment in advance of the Warrant Expiry Date so as to permit the Participant to deliver notice to the Warrant Agent by the required time. Any expense associated with the preparation and delivery of Exercise Forms will be for the account of the beneficial owner exercising the Warrants.

3.1.5           Any Exercise Form which the Warrant Agent determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Participant to exercise or to give effect to the settlement of an Exercise Form in accordance with the beneficial owner’s instructions will not give rise to any obligations or liability on the part of the Company or the Warrant Agent to the Participant or the beneficial owner.

3.1.6           Notwithstanding the foregoing in this Section 3.1, Warrants may only be exercised pursuant to this Section 3.1 by or on behalf of a Warrantholder who makes the representations set forth on the Exercise Form, as applicable.

3.1.7           If no Global Warrant Certificates are issued and Warrants are issued pursuant to a non-certificated system, a beneficial owner who desires to exercise Warrants pursuant to the Book-Based System shall do so in accordance with the procedures established by the Depository and the Company, from time to time.

3.1.8           By causing a Participant to deliver the notice of intention to exercise Warrants to the Depository, a beneficial owner shall be deemed to have appointed such Participant to act as such beneficial owner’s exclusive settlement agent with respect to the exercise and the receipt of Shares in connection with the obligations arising from such exercise.

3.1.9           Any notice of intention to exercise Warrants that the Depository determines to be incomplete, not in proper form, not duly executed or which is not accompanied by payment in full of the Exercise Price of the Shares being purchased shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Participant to exercise or to give effect to the settlement thereof in accordance with the beneficial owner’s instructions will not give rise to any obligations or liability on the part of the Company to the Participant or the beneficial owner. For greater certainty, any exercise of Warrants pursuant to this Section 3.1 must be accompanied by payment in full of the Exercise Price for the Shares being purchased and must be received by the Warrant Agent prior to the Warrant Expiry Date.

3.1.10           Every Warrant Exercise Form shall be signed by the holder of the Warrant Certificate who desires to exercise in whole or in part the right of purchase therein provided for; (as adjusted from time to time in accordance with the provisions of this Indenture) shall specify the number of Shares that the subscriber wishes to purchase (being not more than he is entitled to purchase under the Warrant Certificate (as adjusted from time to time in accordance with the provisions of this Indenture)), the person or persons in whose name or names the Shares which the subscriber desires to purchase are to be issued and his or their address or addresses and the number of Shares to be issued to each such person, and if more than one is so specified, the form shall have one of the boxes in the Warrant Exercise Form checked; and shall be substantially in the form set out in the Warrant Certificate.

3.1.11           If any Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Company or to the Warrant Agent on his behalf an amount equal to all applicable transfer taxes or other applicable government charges, and the Company will not be required to issue or deliver any certificate evidencing any Shares unless or until that amount has been so paid or the Warrantholder has established to the satisfaction of the Company that the taxes and charges have been paid or that no taxes or charges are owing.

3.1.12           The Warrants and the Shares issuable upon exercise thereof have not been registered under the 1933 Act or the securities law of any state of the United States, and the Warrants may not be exercised within the United States or by or on behalf of any U.S. Person unless the Warrants and the Shares are registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.  No exercise of any Warrants shall be effective, and no certificate representing Shares shall be issued or registered pursuant to the exercise of Warrants, unless the Warrant Exercise Form is executed specifying that the holder did not acquire the Warrants in the United States or for the account or benefit of a U.S. Person or a person in the United States, is not in the United States or a U.S. Person, is not exercising the Warrants on behalf of a U.S. Person or a person in the United States, and did not execute or deliver the Warrant Exercise Form in the United States.

ARTICLE 4
ACCEPTANCE OF TRUSTS BY WARRANT AGENT

4.01                 Acceptance of Trusts

The Warrant Agent hereby accepts the trusts in this supplemental indenture declared and provided and agrees to perform the same upon the terms and conditions set forth herein and in the Warrant Indenture.

ARTICLE 5
GENERAL

5.01                 No Further Amendment

The Warrant Indenture is amended as provided herein, and any changes necessary to implement the amendments intended hereby are hereby made to any other provisions of the Warrant Indenture where necessary, mutatis mutantis. Save as amended hereby, the Warrant Indenture is unamended and in full force and effect, in accordance with its terms.

5.02                 Enurement

Subject to the express terms of the Warrant Indenture, this supplemental indenture shall be binding upon the parties hereto and their respective successors and assigns and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.03                 Law of Indenture

This supplemental indenture is governed by and subject to the laws of the Province of Ontario and the federal laws of Canada applicable therein, and the parties hereto hereby irrevocably attorn to the jurisdiction of the Courts of Ontario

ARTICLE 6
EXECUTION

6.01                 General

This supplemental indenture may be executed in several counterparts (by original or facsimile signatures), each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the parties hereto have executed this supplemental indenture under the hands of their respective proper signing officers duly authorized in that behalf.

LORUS THERAPEUTICS INC.
Per:	(signed) “Elizabeth Williams”
Name: Elizabeth Williams Title: Director of Finance

COMPUTERSHARE TRUST COMPANY OF CANADA
Per:	(signed) “Daniel Marz”
Name: Daniel Marz Title: Corporate Trust Officer

Per:	(signed) “Morag Abraham”
Name: Morag Abraham Title: Corporate Trust Officer